EQ ADVISORS TRUST
Rule 10f-3 TRANSACTIONS SUMMARY
(SECURITIES PURCHASED IN AN OFFERING IN WHICH AN AFFILIATED UNDERWRITER PARTICIPATES)
"For the period January 1 - June 30, 2013"

  Underwriter    Commission
  from Whom Principal Amount of Aggregate Amount Purchase  Spread or
Fund Name Purchase Date Purchased Purchase by Advisor of Offering Price Profit Security Affiliated Underwriter

EQ/JPMORGAN VALUE OPPORTUNITIES PORTFOLIO 01/31/13 BofA Merrill Lynch "$42,491,800 " "$2,238,600,000" $26.00  $0.962  Zoetis Inc.  J.P. Morgan Securities LLC

EQ/WELLS FARGO OMEGA GROWTH PORTFOLIO - WELLS CAPITAL 02/15/13 Citigroup "$3,200,000 " "$1,152,000,000" $128.00  3.3125% Pioneer Natural Resources Co.  "Wells Fargo Securities, LLC"

EQ/WELLS FARGO OMEGA GROWTH PORTFOLIO - WELLS CAPITAL 03/07/13 J.P. Morgan Chase Bank "$12,237,750 " "$497,397,715.50" $64.75  3.50% "Discovery Communications, Inc. " "Wells Fargo Securities, LLC"

EQ/GLOBAL MULTI-SECTOR EQUITY PORTFOLIO - MORGAN STANLEY 03/12/13 Deutsche Bank "$34,125,000 " "$551,778,204.25" $22.75  2.50% Yandex Morgan Stanley & Co. International PLC

EQ/GLOBAL MULTI-SECTOR EQUITY PORTFOLIO - MORGAN STANLEY 03/22/13 Deutsche Bank "$83,324,355 " "$1,511,124,254" PLN 245 1.50% Bank Zachodni WBK S.A. Morgan Stanley & Co. International PLC

EQ/GLOBAL MULTI-SECTOR EQUITY PORTFOLIO - MORGAN STANLEY 03/25/13 CIMB Group Holdings "$92,830,847 " "$1,299,850,603" " IDR 10,850 " 1.00% Matahari Department Store Morgan Stanley & Co. International PLC

EQ/GLOBAL MULTI-SECTOR EQUITY PORTFOLIO - MORGAN STANLEY 04/05/13 UBS Securities "$2,130,189,129 " "$55,757,369" 10.80 THB 1.88% BTS Rail Mass Transit Growth Infrastructure Fund Morgan Stanley & Co. International PLC

EQ/WELLS FARGO OMEGA GROWTH PORTFOLIO - WELLS CAPITAL 05/08/13 JP Morgan "$916,750,000 " "$30,875,000" $23.75  3.50% Vantiv Inc Wells Fargo Securities LLC

EQ/GLOBAL BOND PLUS PORTFOLIO - BLACKROCK 06/04/13 "Wells Fargo Securities, LLC" "$500,000,000 " "$36,500,000" $99.803  0.65% The Allstate Corporation PNC Capital Markets LLC

EQ/FRANKLIN CORE BALANCED PORTFOLIO - BLACKROCK 06/04/13 "Wells Fargo Securities, LLC" "$500,000,000 " "$36,500,000" $99.803  0.65% The Allstate Corporation PNC Capital Markets LLC